AGREEMENT OF EXCHANGE
                  of convertible preferred the voting stock of
                             CHANCELLOR CORPORATION
                   in exchange for one hundred percent (100%)
                of the issued and outstanding preferred shares of
                        CREATIVE GEMS & JEWELRY CO., LTD.

     Chancellor Corporation ("Chancellor") is a development stage company presently listed for trading on the NASDAQ Bulletin Board; Creative Gems & Jewelry Co., Ltd. ("Creative") is an operating company with its principal place of business located in Bangkok, Thailand; and Best Worth Agents Ltd. (B.V.I.) ("Best Worth") is the owner of one hundred percent (100%) of the issued and outstanding preferred stock of Creative which constitutes all of the voting and dividend rights of the Creative. Chancellor, Creative and Best Worth (sometimes collectively referred to herein as the "Parties"), believe it is in their mutual best interests for Best Worth to exchange the preferred stock of Creative it owns for stock representing a majority of Chancellor shareholders' voting and dividend rights on the terms and conditions set forth in this Agreement of Exchange.

     Now therefore, the Parties agree as follows:

                                   ARTICLE I
                              AGREEMENT OF EXCHANGE

Section 1.01. Chancellor, Creative, and Best Worth agree to the exchange of stock as follows:

     (a) Best Worth will transfer to Chancellor 98,000,000 Baht shares of the preferred stock of Creative, which constitutes all of the issued and outstanding shares of preferred stock of Creative.

     (b) In exchange for the transfer shares by Best Worth in "a", Chancellor will issue and cause appropriate share certificates to be delivered to Best Worth as follows:

          (i) at the closing of this Agreement, 11,375,000 shares of the voting convertible preferred stock of Chancellor representing eighty-one and 25/100 percent (81.25%) of the voting and dividend rights of Chancellor, and

          (ii) immediately upon receipt of the auditor's report of earnings by Creative for 1999, an additional number of shares of the voting convertible preferred stock of Chancellor equal to the percentage increase in Creative's 1999 earnings over 1998 earnings times eight million (8,000,000). (For example, and the 1999 earnings of Creative the amount to an increase of fifty percent (50%) over its 1998 earnings, there would be an additional issuance of four million (4,000,000) shares.

                                   ARTICLE II
                         COVENANTS, REPRESENTATIONS AND
                            WARRANTIES OF CHANCELLOR

                                  LEGAL STATUS

Section 2.01. Chancellor is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada, with corporate power to own property and to carry on its business as it is now being conducted.

                                  SUBSIDIARIES

Section 2.02. Chancellor has one subsidiary, U.S. Heritage Corporation and no interest in any other corporation, firm, or partnership.

                                 CAPITALIZATION

Section 2.03. Chancellor has an authorized capitalization of 100,000,000 shares of common stock $.001 par value, of which 2,625,000 shares are issued and outstanding, fully paid, and nonassessable, and 26,000,000 shares of preferred stock, $.001 par value, none of which are presently issued and outstanding. There are no outstanding options, contracts, calls, commitments, or demands relating to the authorized but unissued stock of Chancellor.

                              FINANCIAL STATEMENTS

Section 2.04. (a) Chancellor has delivered to Best Worth the balance sheet of Chancellor as of December 31, 1997, the related statements of income and retained earnings for that year then ended, prepared internally and subject to normal changes resulting from year-end audit.

     (b) Other than changes in the usual and ordinary conduct of business since December 31, 1997, there have been, and at the closing date there will be, no changes in such financial statements.

                               TITLE TO PROPERTIES

Section 2.05. All book assets of Chancellor are in existence, are in its possession, and are in good condition and repair. Chancellor has good and marketable title to all of its assets and, except for any liens or encumbrances which are shown on its financial statements as of December 31, 1997, or which have arisen in the ordinary course of business since the date of such financial statements and which do not interfere with the conduct of its business in the ordinary course, holds such assets subject to no mortgage, lien, or encumbrance.

                                  INDEBTEDNESS

Section 2.06. Except as set forth in the balance sheet of Chancellor as of December 31, 1997, there is no outstanding indebtedness other than liabilities incurred in the ordinary course of business or in connection with this transaction. Chancellor is not in default in respect of any terms or conditions of indebtedness.

              NO LITIGATION OR PROCEEDING PENDING OR THREATENED

Section 2.07. Chancellor is not a party to, nor has it been threatened with, any litigation or governmental proceeding which, if decided adversely to it, would have a material adverse effect upon the transaction contemplated hereby, or upon the financial condition, net worth, prospects, or business of Chancellor.

                      NO RESTRICTION PREVENTING TRANSACTION

Section 2.08. Chancellor is not subject to any charter, bylaw, mortgage, lien, lease, agreement, judgment, or other restriction of any kind which would prevent consummation of the transaction contemplated by this agreement.

                              STATUS OF RECEIVABLES

Section 2.09. None of the accounts receivable or contracts receivable indicated in the financial statements which Chancellor has delivered to Best Worth is subject to any counterclaim or setoff, and all such accounts receivable and contracts receivable are good and collectible at the aggregate recorded amount thereof.

                                      TAXES

Section 2.10. Chancellor had filed all federal and state income tax or franchise tax returns which are required to be filed, has paid all taxes shown on said returns as have become due, and has paid all assessments received to the extent that such assessments have become due.

                       STATUS OF SHARES BEING TRANSFERRED

Section 2.11. The shares of stock of Chancellor which are to be issued and delivered to Best Worth pursuant to the terms of this agreement, when so issued and delivered will be validly authorized and issued, and will be fully paid and nonassessable; no shareholder of Chancellor will have any preemptive right of subscription or purchase in respect thereof.

                         AUTHORITY TO EXECUTE AGREEMENT

Section 2.12. Chancellor has the legal power and right to enter this agreement subject to the approval of the principal terms of this agreement by the outstanding shares, as those terms are defined in the General Corporation Law of Nevada. Chancellor has obtained approval of the transaction set forth in this agreement by its outstanding shares as required by the Nevada Revised Statutes and as indicated in the "Written Consent of Shareholders" attached hereto as Exhibit "A".

                                   DISCLOSURE

Section 2.13. At the date of this agreement Chancellor has, and at the closing date it will have, disclosed all events, conditions, and facts materially affecting the business and prospects of Chancellor. Chancellor has not now and will not have, at the closing date, withheld knowledge of any such events, conditions, and facts which it knows, or has a reasonable ground to know, may materially affect the business and prospects of Chancellor. None of the representations and warranties of Chancellor herein, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary in order to make the statements contained herein not misleading.

                                   ARTICLE III
                           COVENANTS. REPRESENTATIONS
                      AND WARRANTIES OF BEST WORTH AS SOLE
                        PREFERRED SHAREHOLDER OF CREATIVE

                                  LEGAL STATUS

Section 3.01. Creative is a corporation duly organized, validly existing, and in good standing under the laws of Thailand with corporate power to own property and carry on its business as it is now being conducted.

                                  SUBSIDIARIES

Section 3.02. Creative has no subsidiaries nor any interest in any other corporation, firm, or partnership.

                                 CAPITALIZATION

Section 3.03. Creative has an authorized capitalization of 102,000,000 Baht shares of common stock, all of which are issued and outstanding, fully paid, and nonassessable and represent fifty-one percent (51%) of the total capitalization of Creative. Creative is authorized to issue 98,000,000 Baht shares of preferred stock, all of which are issued and outstanding, fully paid, and nonassessable and represent forty-nine percent (49%) of the total capitalization of Creative. There are no outstanding options, contracts, calls, commitments, or demands relating to the authorized but unissued stock of creative.

                              FINANCIAL STATEMENTS

Section 3.04. (a) Creative has delivered to Chancellor the balance sheet of Creative as of September 30, 1998, the related statements of income and retained earnings for the nine (9) months then ended, prepared internally and subject to normal changes resulting from year-end audit.

     (b) Other than changes in the usual and ordinary conduct of the business since September 30, 1998, there have been, and at the closing there will be, no changes in such financial statements.

                               TITLE TO PROPERTIES

Section 3.05. All book assets of Creative are in existence, and in its possession, and are in good condition and repair and Creative has good and marketable title to all of its assets and, except for any liens or encumbrances which are shown on its financial statements as of September 30, 1998, or which have arisen in the ordinary course of business since the date of such financial statements and which do not interfere with the conduct of its business in the ordinary course, hold such assets subject to no mortgage, lien, or encumbrance.

                                  INDEBTEDNESS

Section 3.06. Except as set forth in the balance sheet of Creative as of September 30, 1998, there is no outstanding indebtedness other than liabilities incurred in the ordinary course of business or in connection with this transaction. Creative is not in default in respect of any terms or conditions of indebtedness.

                NO LITIGATION OR PROCEEDING PENDING OR THREATENED

Section 3.07. Creative is not a party to, nor has it been threatened with, any litigation or governmental proceeding which, if decided adversely to it, would have a material adverse effect upon the transaction completed hereby, or upon the financial condition, net worth, prospects, or business of Creative.

                      NO RESTRICTION PREVENTING TRANSACTION

Section 3.08. Creative is not subject to any charter, bylaw, mortgage, lien, lease, agreement, judgment, or other restriction of any kind which would prevent consummation of the transaction contemplated by this agreement.

                              STATUS OF RECEIVABLES

Section 3.09. None of the accounts receivable or contracts receivable indicated in the financial statements which Creative has delivered to Chancellor is subject to any counterclaim or setoff, and all such accounts receivable and contracts receivable are good and collectible at the aggregate recorded amount thereof.

                                      TAXES

Section 3.10. Creative has filed all applicable income, sales, and/or value added tax returns which are required to be filed, has paid all taxes shown on said returns as have become due, and has paid all assessments received to the extent that such assessments have become due.

                       STATUS OF SHARES BEING TRANSFERRED

Section 3.11. The shares of preferred stock of Creative which are to be conveyed to Chancellor pursuant to the terms of this agreement, are validly authorized and issued, and are fully paid and nonassessable; no shareholder of Creative will have any preemptive right of subscription or purchase in respect thereof.

                         AUTHORITY TO EXECUTE AGREEMENT

Section 3.12. Best Worth has the legal power and right to enter this agreement and its consummation of this Agreement is not subject to the review or approval of any governmental or regulatory agency.

                      SHARES BEING ACQUIRED FOR INVESTMENT

Section 3.13. Best Worth is acquiring the shares of preferred stock of Chancellor for investment and without any present intention to sell, distribute, transfer, or otherwise dispose of the shares. Best Worth will execute and deliver to Chancellor on the closing date an investment letter substantially in the form attached hereto as Exhibit "B".

                       ACTIVITIES SINCE BALANCE SHEET DATE

Section 3.14. Since its balance sheet as of September 30, 1998, Creative has not, and prior to the closing date will not have:

     (a) Issued or sold any stock, bond, or other corporate securities.

     (b) Except for current liabilities incurred and obligations under contracts entered into in the ordinary course of business, incurred any obligation or liability, absolute or contingent.

     (c) Except for current liabilities shown on the balance sheet and current liabilities incurred since that date in the ordinary course of business, discharged or satisfied any lien or encumbrance, or paid any obligation or liability, absolute or contingent.

     (d) Mortgaged, pledged, or subjected to lien or any other encumbrance, any of its assets, tangible or intangible.

     (e) Except in the ordinary course of business sold or transferred any of its tangible assets or canceled any debts or claims.

     (f) Sold, assigned, or transferred any patents, formulas, trademarks, trade names, copyrights, licenses, or other intangible assets.

     (g) Suffered any extraordinary losses, been subjected to any strikes or other labor disturbances, or waived any rights of any substantial value.

     (h) Except for transactions contemplated by this agreement, entered into any transaction other than in the ordinary course of business.

                                   DISCLOSURE

Section 3.15. At the date of this agreement Creative has, and at the closing date it will have, disclosed all events, conditions, and facts materially affecting the business and prospects of Creative and it has not now and will not have, at the closing date, withheld knowledge of any such events, conditions, and facts which it knows, or has reasonable ground to know, may materially affect the business and prospects of Creative. None of the representations and warranties made by Creative herein, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary in order to make the statements contained herein not misleading.

                                   ARTICLE IV
                             CONDUCT OF BUSINESS OF
                           CHANCELLOR PENDING CLOSING

                       ACCESS TO INFORMATION AND DOCUMENTS

Section 4.01. (a) Chancellor will afford Best Worth, from the date hereof until consummation of the Agreement, full access during normal business hours to all properties, books, accounts, contracts, commitments, and records of every kind of Chancellor in order that Best Worth may have full opportunity to make such investigation as it shall desire to make of, and to keep itself informed with respect to, the affairs of Chancellor.

     (b) In addition, Chancellor will permit Best Worth to make extracts or copies of all such books, accounts, contracts, commitments, and records and will furnish to Best Worth within 10 days after demand, such further financial in operating data as other information with respect to the business and assets of Topaz as Best Worth shall reasonably request from time to time.

     (c) Best Worth will use any information so secured only for its own purposes in connection with the consummation of the transaction contemplated hereby and will not divulge the information to any persons not entitled thereto.

                           CARRY ON BUSINESS AS USUAL

Section 4.02. Topaz look carry on its business in substantially the same manner as hereto for.

                          SATISFY CONDITIONS PRECEDENT

Section 4.03. Topaz will use its best efforts to cause the satisfaction of all conditions precedent contained in this Agreement.

                                   ARTICLE V
                             CONDUCT OF BUSINESS OF
                          ADVANCE GEMS PENDING CLOSING

                       ACCESS TO INFORMATION AND DOCUMENTS

Section 5.01. (a) Best Worth will cause Advance Gems to afford Topaz, from the date hereof until consummation of the Agreement, full access during normal business hours to all of the properties, books, accounts, contracts, commitments, and records of every kind in order that Topaz may have full opportunity to make such investigation as it shall desire to make of, and to keep itself informed with respect to, the affairs of Advance Gem.

     (b) In addition, Best Worth will cause Advance Gems to permit Topaz to make extracts or copies of all such books, accounts, contracts, commitments, and records and will furnish to Topaz, within 10 days after demand, such further financial and operating data and other information with respect to their respective businesses and assets as Topaz shall reasonably request from time to time.

     (c) Topaz will use any information so secured only for its own purposes in connection with the consummation of the transaction contemplated hereby and will not divulge the information to any persons not entitled thereto.

                          SATISFY CONDITIONS PRECEDENT

Section 5.02. Best Worth will use its best efforts to cause the satisfaction of all conditions precedent contained in this Agreement.

                                   ARTICLE VI
                       CONDITIONS PRECEDENT TO OBLIGATION
                                OF TOPAZ TO CLOSE

Section 6.01. The obligations of Topaz to consummate the Agreement shall be subject to the following conditions precedent:

                   TRUTH OF REPRESENTATIONS AND WARRANTIES AND
                            COMPLIANCE WITH COVENANTS

     (a) Representations and warranties of Best Worth contained herein shall be true as of the closing date with the same effect as though made on the closing date. Best Worth shall have performed all obligations and complied with all covenants required by this agreement to be performed or complied with by him prior to the closing date.

                       COMMITMENT AS TO INVESTMENT PURPOSE

     (b) Best Worth shall have delivered to Chancellor, prior to the closing date, a written commitment in form satisfactory to Chancellor, that it is taking the shares of common stock of Chancellor for purposes of investment and will not dispose of the shares received by it hereunder in a manner which would result in a violation of the Securities Act of 1933.

                     ACCEPTABILITY OF PAPERS AND PROCEEDINGS

     (c) To the extent reasonably requested by Chancellor, the form and substance of all papers and proceedings hereunder shall be reasonably acceptable to counsel for Chancellor.

                            APPROVAL OF SHAREHOLDERS

     (d) The principal terms of this agreement shall have been approved by the outstanding shares of the stock of Chancellor as required by the Nevada Revised Statutes.

                              FINANCIAL STATEMENTS

     (e) Best Worth shall cause to be delivered to Chancellor, unaudited financial statements of Creative for the fiscal year ended December 31, 1998.

                                  ARTICLE VII
                             CONDITIONS PRECEDENT TO
                       OBLIGATIONS OF BEST WORTH TO CLOSE

Section 7.01. The obligation of Best Worth to consummate the Agreement shall be subject to the following conditions precedent:

                   TRUTH OF REPRESENTATIONS AND WARRANTIES
                          AND COMPLIANCE WITH COVENANTS

     (a) Representations and warranties of Chancellor contained herein shall be true as of the closing date with the same effect as though made on the closing date. Chancellor shall have performed all obligations and complied with all covenants required by this agreement to be performed or complied with by it prior to the closing date.

                       OPINION FROM COUNSEL FOR CHANCELLOR

     (b) On the closing date, there shall be furnished to Best Worth an opinion from Counsel to Chancellor dated the closing date and in form satisfactory to Best Worth and/or its counsel, to the effect that Chancellor is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada and that the shares of preferred stock of Chancellor delivered to Best Worth on the closing date have been duly authorized, issued, and delivered and are validly issued and outstanding, fully paid in nonassessable shares of preferred stock of Chancellor.

                                  ARTICLE VIII
                           CONSUMMATION OF TRANSACTION

                           CONSIDERATION OF BEST WORTH

Section 8.01. Best Worth shall deliver to Chancellor on the closing date, certificates representing all of the issued and outstanding shares of preferred stock of Creative.

                           CONSIDERATION OF CHANCELLOR

Section 8.02. (a) Chancellor shall deliver to Best Worth on the closing date, certificates representing 11,375,000 shares of common stock of Chancellor.

     (b) Upon delivery to Chancellor of the auditor's report of the 1999 earnings of Creative, Chancellor shall deliver to Best Worth, certificates representing the number of preferred shares of Chancellor determined as provided in Section 1.01(b)(ii).

                                    EXPENSES

Section 8.03. Creative shall pay the expenses and costs incident to the consummation of this agreement.

                                   ARTICLE IX
                         INTERPRETATION AND ENFORCEMENT

                                     NOTICES

Section 9.01. Any notice or other communication required or permitted hereunder shall be deemed to be properly given when deposited in the United States mails for transmittal by certified or registered mail, postage prepaid, or deposited with a public telegraph company for transmittal, charges prepaid, if such communication is addressed:

     (a) In the case of Chancellor, to: 3030 BRIDGEWAY, SUITE 100, SAUSALITO, CA 94965 or to such other person or address as Chancellor may from time to time furnish to Best Worth for that purpose.

     (b) In the case of Best Worth to: 126/1 KRUNGTHONBURI ROAD, KLONGSARN, BANGKOK THAILAND or to such other person or address as Best Worth may from time to time furnish to Chancellor for that purpose.

     (c) In the case of Creative to: 126/1 KRUNGTHONBURI ROAD, KLONGSARN, BANGKOK THAILAND or to such other person or address as Creative may from time to time furnish to Chancellor for that purpose.

                                   ASSIGNMENT

Section 9.02. (a) Except as limited by the provisions of subsection (b), this agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties, as well as the parties.

     (b) Any assignment of this agreement or the rights hereunder of any party, without the written consent of the other parties, shall be void.

                         ENTIRE AGREEMENT; COUNTERPARTS

Section 9.03. This instrument and the exhibits hereto contain the entire agreement between the parties with respect to the transaction contemplated hereby. It may be executed in any number of counterparts, each of which shall be deemed an original, but such counterparts together constitute only one in the same instrument.

                                 CONTROLLING LAW

Section 9.04. The validity, interpretation and performance of this Agreement shall be controlled by and construed under the laws of the State of Nevada.

Executed on April 30, 1999 at SAUSALITO, CA


/s/
------------------------------------------
Ms. Jariya Sae-Fa, Mr. Kiattichai Tantikitmanee
(for Creative Gems & Jewelry Co. Ltd.)


/s/
------------------------------------------
Jane Kelly, Secretary Topaz Group, Inc.


/s/
------------------------------------------
Jariya Sae-Fa, Director Best Worth (BVI)